UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2013

Graco Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-9249	41-0285640
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88-11th Avenue Northeast Minneapolis, Minnesota	55413
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 623-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule-425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 26, 2013, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”) in Minneapolis, Minnesota. Set forth below are the final voting results on each matter submitted to a vote of security holders at the Annual Meeting. Each proposal is described in detail in the Company’s Proxy Statement for 2013 Annual Meeting, filed with the Securities and Exchange Commission on March 13, 2013 (the “2013 Proxy Statement”).

Proposal 1

The following directors were elected to serve for three-year terms:

Name	For	Withheld	Broker Non-Votes
Eric P. Etchart	49,514,921	1,041,640	5,234,839
J. Kevin Gilligan	49,156,818	1,399,743	5,234,839
William G. Van Dyke	49,847,187	709,374	5,234,839

Proposal 2

The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2013 was ratified:

For	Against	Abstain
55,115,169	652,222	24,009

Proposal 3

Shareholders approved, on an advisory basis, the compensation paid to our Named Executive Officers as disclosed in the 2013 Proxy Statement:

For	Against	Abstain	Broker Non-Votes
47,426,607	1,862,521	1,267,433	5,234,839

Proposal 4

The proposal to amend the Company’s Restated Articles of Incorporation to adopt majority voting for the election of directors was approved:

For	Against	Abstain	Broker Non-Votes
50,334,859	198,033	23,669	5,234,839

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Restated Articles of Incorporation, as amended April 26, 2013.

EXHIBIT INDEX

Exhibit	Description
3.1	Restated Articles of Incorporation, as amended April 26, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRACO INC.

Date:	April 30, 2013	By:	/s/ Karen Park Gallivan
Karen Park Gallivan
		Its:	Vice President, General Counsel and Secretary

4